HomeStreet Responds to Misleading Blue Lion Press Release
SEATTLE - (March 6, 2018) - HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today issued the following statement regarding Blue Lion Capital’s (“Blue Lion”) recent press release:
“As we initially stated on March 1, 2018, the notice of proposals and nominations for HomeStreet’s 2018 Annual Meeting of Shareholders submitted by an affiliate of Blue Lion failed to meet requirements that are clearly listed in HomeStreet’s bylaws. Contrary to Blue Lion’s claims, this was not an issue of interpretation or technicalities — the notice was incomplete in myriad ways, failing to provide even basic information required by our bylaws.
We believe shareholder elections are one of the most important elements of good corporate governance. Shareholders should feel empowered by their franchise and confident in their elected representatives. HomeStreet’s bylaws protect the Company and all of our shareholders by eliciting important information from shareholders who nominate directors or propose other business, including with respect to their share ownership, their interests in the proposed business and relationships between such shareholders and other participants in the solicitation. The Board uses this information for a variety of purposes, including to identify and understand potential conflicts of interest, to evaluate whether a director candidate is truly independent and to be able to provide objective oversight on behalf of all shareholders.
Below are just a few examples of how Blue Lion failed to provide the required information under our bylaws:

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Blue Lion declined to disclose a variety of information with respect to the participants in its proxy solicitation (as required by the SEC proxy rules cited in the bylaws), including share ownership and contracts or understandings with respect to HomeStreet and the business strategy for HomeStreet articulated by Blue Lion.

•	Blue Lion declined to disclose whether it will seek reimbursement of its proxy solicitation costs from HomeStreet’s shareholders.

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One of Blue Lion’s director candidates, Paul Miller, admitted in his director questionnaire that he had a compensation or other arrangement with a third party as part of his nomination, but declined to describe it.

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Blue Lion’s other candidate, Ronald Tanemura, reported in his director questionnaire that he had “no knowledge” of ownership of HomeStreet securities, as his investments are managed by outside investment advisors. In other words, Mr. Tanemura did not even confirm his ownership position in HomeStreet securities in completing his questionnaire.

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The notice was not submitted by Blue Lion itself, but through a different legal entity that is not a member of Blue Lion’s Schedule 13D group even though it claims to own shares. In its notice, that entity declined to disclose any of its agreements or understandings with Blue Lion, Charles W. Griege, Jr. or other Blue Lion affiliates.

Despite having many months to prepare for its notice, the Blue Lion affiliate chose not to deliver the notice until the eve of the deadline, leaving itself no time to fix the numerous deficiencies within the notice. We believe it is important to treat all shareholders fairly and equally, with the same rules and deadlines applying to everyone. As such, we declared the notice invalid.
We look forward to continuing to execute on our strategic plan to deliver value for all shareholders.”
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Important Additional Information
HomeStreet, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on January 25, 2018 ("Exhibit 99.2") contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. In the event that the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the

SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.”
HomeStreet, Inc.
Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC
Bruce H. Goldfarb/Pat McHugh, 212-297-0720
info@okapipartners.com

Media Relations:
Sloane & Company
Dan Zacchei/Joe Germani, 212-486-9500
Dzacchei@sloanepr.com / Jgermani@sloanepr.com